EXHIBIT 5.1

November 2, 2016

MacroGenics, Inc.

9704 Medical Center Drive

Rockville, MD 20850

Ladies and Gentlemen:

We have acted as counsel to MacroGenics Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of an unlimited amount of (i) one or more series of debt securities of the Company (the “Debt Securities”), (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) the Company’s warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities and (v) the Company’s units, comprised of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock and the Warrants, the “Covered Securities”), pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Common Stock, each issue of Preferred Stock, each issue of Warrants and each issue of Units, as the case may be: (i) the execution, delivery and performance by the Company of any indenture supplement, deposit agreement, warrant agreement, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively, the “Opinion Documents”) and all actions necessary for the issuance of the Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability thereof. We have assumed further that the Opinion Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the laws of the State of New York. With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

MacroGenics Inc.

November 2, 2016

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.	With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) an indenture in the form of Exhibit 4.1 or Exhibit 4.2 to the Registration Statement has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver any necessary indenture supplement and to authorize the form, terms, execution and delivery of any Debt Securities, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained and (v) such Debt Securities have been duly executed by the Company and authenticated by a trustee in accordance with the applicable indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

MacroGenics Inc.

November 2, 2016

2.	With respect to shares of the Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the shares of Common Stock with terms so fixed have been duly issued and sold by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Common Stock and the plan of distribution, and assuming (x) at the time of issuance of such shares of Common Stock the Company has a sufficient number of authorized but unissued shares of Common Stock under its certificate of incorporation and (y) such Common Stock as issued and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

3.	With respect to shares of the Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of the Preferred Stock and to authorize the issuance and sale of the Preferred Stock of such series and fix or otherwise determine the consideration to be received for the Preferred Stock of such series, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law and (v) the shares of Preferred Stock with terms so fixed have been duly issued and sold by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Preferred Stock of such series and the plan of distribution, and assuming (x) at the time of issuance of such Preferred Stock of such series the Company has a sufficient number of authorized but unissued shares of Preferred Stock of such series under its certificate of incorporation and (y) the shares of Preferred Stock of such series as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such shares of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

MacroGenics Inc.

November 2, 2016

4.	With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale and (v) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a unit agreement and to authorize the form, terms, execution and delivery of any Units, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock, shares of Preferred Stock, Warrants or Debt Securities to be issued pursuant to such Units have been duly and validly authorized and reserved for issuance and sale and (v) the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

MacroGenics Inc.

November 2, 2016

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights, (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York, the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP